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                                                                      EXHIBIT 21


                            CALTON, INC. SUBSIDIARIES


                    Company                                State of Organization
                    -------                                ---------------------
eCalton.com, Inc. (f/k/a Calton Homes of Florida, Inc.)          Florida

PrivilegeOne Networks LLC                                        Delaware